Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-63709 of The Hallwood Group Incorporated on Form S-8 of our report dated May 11, 2007, appearing in this Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Dallas, Texas
May 11, 2007